UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2017

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 20, 2017, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing the results from the SUMMIT-07 Phase 3 efficacy study for NKTR-181 in the treatment of patients with moderate to severe chronic low back pain. A copy of the Press Release reporting results from the Phase 3 Study is furnished herewith as Exhibit 99.1.

In the Press Release, Nektar announced that it would hold a Webcast conference call on March 20, 2017 at 5:45 a.m. (Pacific Time)/8:45 a.m. (Eastern Time) on March 20, 2017 to review the results from the Phase 3 SUMMIT-07 study. This conference call is accessible through a link that is posted on the home page and Investor section of the Nektar website: http://www.nektar.com.

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release titled “NKTR-181 Meets Primary and Secondary Endpoints in Phase 3 SUMMIT-07 Study in Chronic Pain” issued by Nektar Therapeutics on March 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

March 20, 2017	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “NKTR-181 Meets Primary and Secondary Endpoints in Phase 3 SUMMIT-07 Study in Chronic Pain” issued by Nektar Therapeutics on March 20, 2017.